                                                                   Exhibit 4.6.2

THIS WARRANT HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF ANY STATE (COLLECTIVELY, THE "ACTS"). NEITHER THIS WARRANT NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER ALL OF THE APPLICABLE ACTS, OR AN OPINION OF COUNSEL SATISFACTORY TO FREMONT GOLD CORPORATION TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED OR THE PROPOSED TRANSACTION IS REGISTERED OR QUALIFIED AS REQUIRED BY ANY APPLICABLE ACTS. THIS WARRANT IS SUBJECT TO OTHER LIMITATIONS ON TRANSFER.

                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                            FREMONT GOLD CORPORATION

                            EXPIRING ON JUNE 13, 1999

         Fremont Gold Corporation ("Company"), a Delaware corporation, hereby certifies that, for value received, _________ ("Holder"), whose address is _________________ is entitled, subject to the terms set forth below at any time or from time to time after the date hereof and before the Expiration Date (as defined below), to purchase from the Company _________ shares ("Shares") of Common Stock ("Common Stock"), par value $.001 per share, at a purchase price per Share of US$2.00 (the purchase price per Share, as adjusted from time to time pursuant to the provisions herein set forth, is referred to in this Warrant as the "Purchase Price").

         This Warrant is being issued to the Holder pursuant to the terms of that certain Promissory Note in the original principal amount of US$________________, dated JUNE 13, 1997, issued by the Company in favor of Holder.

1        TERM OF THE WARRANT.

         1.1 Time of Exercise. Subject to the provisions of Sections 1.5, "Transfer and Assignment," this Warrant may be exercised at any time and from time to time after its issuance but no later than 5:00 p.m., M.S.T., JUNE 13, 1999 ("Expiration Date"), at which point it shall become void and all rights under this Warrant shall cease.

         1.2      Manner of Exercise.

                  1.2.1 The holder of this Warrant ("Holder") may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Company at its corporate office at 777 Hornby Street, Suite 2000, Vancouver,

British Columbia, Canada V62 1S4, together with the full Purchase Price for each Share to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States dollars to the order of the Company, and upon compliance with and subject to the conditions set forth in this Warrant.

                  1.2.2 Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates or other evidence of ownership, for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such documents to the Holder or its nominee.

                  1.2.3 If the Holder exercises this Warrant with respect to fewer than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

                  1.2.4 The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax, the Company shall not be required to issue such Shares.


                  1.2.5 Holder understands and agrees that the Shares issued upon exercise hereof will be "restricted securities," as that term is defined in the Securities and Exchange Commission's Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act), and as such will be subject to the restrictions on transfer and sale.

         1.3 Exchange of Warrant. This Warrant may be split-up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to split-up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so split-up, combined or exchanged, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction of reasonably satisfactory indemnification, including a surety bond if required by the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will cause to be executed and delivered a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         1.4 Holder as Owner. Subject to the limitations on transfer pursuant to
Section 1.5 hereof, prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Irrespective of the date of issue and delivery of certificates for any Common Stock issuable upon the exercise of the Warrant, each person in whose name any such certificate is issued shall be deemed to have become the holder of record of the Shares represented thereby on the date on which all or a portion of the Warrant surrendered in connection with the subscription therefor was surrendered and payment of the purchase price was tendered. No surrender of all or a portion of the Warrant on any date when the stock transfer books of the Company are closed, however, shall be effective to constitute the person or persons entitled to receive Shares upon such surrender as the record holder of such Shares on such date, but such person or persons shall be constituted the record holder or holders of such Shares at the close of business on the next succeeding date on which the stock transfer books are opened. Each person holding any Shares received upon exercise of Warrant shall be entitled to receive only dividends or distributions payable to holders of record on or after the date on which such person shall be deemed to have become the holder of record of such Shares.

         1.5 Transfer and Assignment. This Warrant may not be sold, hypothecated, assigned or transferred in any other manner except with the prior written consent of the Company. All requests for the Company's written consent to the sale, hypothecation, assignment or transfer, in any manner (each a "Transfer") of this Warrant shall be made in a writing delivered to the Company at its corporate office located at 777 Hornby Street, Vancouver, British Columbia, Canada V6Z 1S4. The Company shall be entitled, for any reason or no reason, to refuse to grant consent to the Transfer of this Warrant and nothing contained herein shall be deemed to obligate the Company, in any manner, to grant its consent to any Transfer of this Warrant. Prior to any Transfer of this Warrant, the registered holder of this Warrant agrees to deliver to the Company an opinion of counsel, concurred in by the reasonable opinion of Counsel to the Company, that the proposed transfer may be effected without registration or qualification under the Securities Act and any other applicable securities laws.

         1.6 Method for Assignment. Any Transfer permitted under this Warrant shall be made by surrender of this Warrant to the Company at its corporate office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee designated in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the corporate office of the Company together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

         1.7 Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or consent or receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

                  1.7.1 The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings; as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  1.7.2 The Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  1.7.3 There shall be proposed any capital reorganization or reclassification of the Common Stock, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another entity; or

                  1.7.4 There shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than thirty (30) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken to determine the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the Common Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate). Without limiting the obligation of the Company to provide notice to the Holder of actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such action of the Company.

         1.8 Lost Warrant Certificate(s). If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose, which shall, in the case of a mutilated Warrant, include the surrender thereof, issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void.

Any such new Warrant shall constitute an additional contractual obligation of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         1.9      Registration Rights.

                  1.9.1 The Holder of the Warrant or Common Stock issued to such Holder without an effective Registration Statement under the Act ("Restricted Shares") shall have the right, at any time, to join with the Company to register the Common Stock underlying the Warrant ("Underlying Common Stock") or Restricted Shares in any Registration Statement under the Securities Act 1993, as amended ("Act"), filed by the Company with the Securities and Exchange Commission ("Commission"), which includes a public offering of equity securities for cash, either for the account of the Company or for the account of any other person. This right to join with the Company in a Registration Statement under the Act is not applicable to a Registration Statement filed by the Company with the Commission on Form S-4, S-8, or any other inappropriate form. If, at any time, the Company proposes to file a Registration Statement as described above with the Commission, it shall, at least thirty (30) days prior to such filing, give written notice of such proposed filing to the Holder and its designees at their addresses appearing on the records of the Company and shall offer to include in any such filing any proposed disposition of the Restricted Shares or Underlying Common Stock. Within fifteen (15) days of receipt of the Company's notice of filing, the owners of the Restricted Shares and Underlying Common Stock may request registration of the Restricted Shares and Underlying Common Stock pursuant to a written request setting forth the intended method of distribution and such other data or information as the Company or its counsel shall reasonably require and such Restricted Shares and Underlying Common Stock shall be included in the Registration Statement under the Act to the maximum extent permissible. The Company shall supply said owner(s) with copies of such Registration Statement, and of the prospectus included therein, in such quantities as may be reasonably necessary for the purpose of the proposed disposition.

                  1.9.2 The Company shall use its best efforts to have such Registration Statement declared effective by the Commission as soon as practicable after filing. The Company agrees to use its reasonable best efforts to keep the Registration Statement continuously effective, and to take any and all other actions reasonably necessary in order to permit the public resale of the Common Stock covered by the Registration Statement, until the termination date of the Warrant. The Company further agrees, if necessary, to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Act or by any other rules or regulations for registration, including any registration statements filed pursuant to state securities laws, and the Company agrees to furnish to the Holder of the Warrant copies of any such supplement or amendment promptly after its being used or filed with the Commission. The Company shall pay all registration expenses in connection with the registration pursuant to this paragraph. Such reasonably expenses shall include all registration of filing fees, all fees and expenses of compliance with securities or blue sky laws, including reasonable fees and disbursements of one firm of counsel for the Holder and any placement agents in connection with blue sky qualifications of the securities being registered, printing expenses and reasonable fees and disbursements of counsel for the Company and its independent certified public accountants, the fees and expenses associated with any required filing with the National Association of Dealers, Inc. ("NASD"). The Company is not required to pay any fees or expenses of the Holder, placement agents or Holder's or placement agent's counsel, other than the blue sky counsel referred to above, or accountant or any other advisors, including any transfer taxes, underwriting, brokerage or other discounts and commissions and finder's or similar fees payable with respect to the Common Stock registered in the Registration Statement.

                  1.9.3 The Holder shall pay all costs and expenses incurred by such Holder, including all transfer taxes, underwriting, brokerage and other discounts and commissions and finder's and similar fees payable with respect to the Restricted Shares and Underlying Common Stock registered pursuant to this Paragraph 1.9, "Registration Rights." To the extent any registration expenses are incurred, assumed or paid by any Holder or any placement or sales agent therefor or underwriter thereof with the Company's prior consent, the Company shall reimburse such person for the full amount of the registration expenses so incurred, assumed or paid within a reasonable time after receipt of a written request for the same. Any registration expenses submitted by any Holder, placement agent, sales agent or underwriter on behalf of any such person for payment by the Company shall be itemized in detail and contain clear and accurate receipts of all expenditures made by such parties.

                  1.9.4 The Company and the Holder shall indemnify and hold harmless each other and their respective Affiliates from and against any loss, liability, claim, damage and expense (including reasonable attorneys' fees) to the extent resulting from any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which the Restricted Shares and Underlying Common Stock were registered under the Act, or any amendment thereto, including all documents incorporated by reference, or from the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement not misleading; provided that the obligations of any Holder to indemnify the Company and its Affiliates shall be limited to the proceeds received by such Holder from the sale of the Restricted Shares and Underlying Common Stock pursuant to the Registration Statement and shall only apply with respect to the information furnished in writing by such Holder or on such Holder's behalf expressly for use in the Registration Statement or any prospectus relating to the Restricted Shares and Restricted Shares and Underlying Common Stock or any amendment or supplement thereto. The indemnification required by this subparagraph 1.9.4 shall be in a form typical for transactions of such nature.

2.       ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES PURCHASABLE UPON
         EXERCISE.

         2.1 Recapitalization. If the Company shall, while this Warrant remains unexercised, in whole or in part, and in force effect a recapitalization of such character that the Shares purchasable hereunder shall be changed into or become exchangeable for a larger or smaller number of Shares, then, after the date of record for effecting such recapitalization, the number of Shares which the Holder hereof shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason such recapitalization, and of the Purchase Price, whether or not in effect immediately prior to the time of such recapitalization, of such recapitalized Common Stock shall in the case of an increase in the number of such Shares be proportionately reduced, and in the case of a decrease in the number of such Shares shall be proportionately increased. For the purposes of this Section 2.1, a stock dividend, stock split-up or reverse split shall be considered as a recapitalization and as an exchange for a larger or smaller number of shares, as the case may be.

         2.2 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then, as a condition of such consolidation, merger or sale or conveyance, adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant, such shares of stock or securities as may be issued in connection with such consolidation, merger, or sale or conveyance with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant had such consolidation, merger, sale or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions of this Warrant shall be applicable as nearly as may be in relation to any Shares thereafter deliverable upon the exercise hereof.

         2.3 Notice of Dissolution or Liquidation. Except as otherwise provided in Section 2.2, "Merger or Consolidation," in the case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, or in the case of the dissolution, liquidation or winding-up of the Company, all rights under this Warrant shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the Holder at least thirty (30) days prior to such termination date.

         2.4 Statement of Adjustment. Any adjustment pursuant to the provisions of this Section 2 shall be made on the basis of the number of Shares which the Holder would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the Purchase Price in effect immediately prior to the rise to such adjustment. Whenever any such adjustment is required to be made, the Company shall forthwith determine the new number of Shares which the Holder hereof shall be entitled to purchase hereunder and/or such new Purchase Price and shall prepare, retain on file and transmit to the Holder within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment.

         2.5 No Fractional Shares. The Company shall not issue any fraction of a Share in connection with the exercise of this Warrant, and in any case where the Holder would, except for the provisions of this Section 2.5, be entitled under the terms of this Warrant to receive a fraction of a Share upon such exercise, the Company shall upon the exercise and receipt of the Purchase Price, issue the largest number of whole Shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holder would otherwise be entitled. The Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a Share upon exercise hereof.

         2.6 No Change in Form Required. The form of Warrant need not be changed because of any change pursuant to this Section 2 in the Purchase Price or in the number of Shares purchasable upon the exercise of a Warrant.

3. RESERVATION OF SHARES. The Company shall at all times reserve, for the purpose of issuance on exercise of this Warrant such number of shares of Common Stock or such class or classes of capital stock or other securities as shall from time to time be sufficient to comply with this Warrant and the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized and unissued shares of Common Stock or such other class or classes of capital stock or other securities to such number as shall be sufficient for that purpose. All Shares issued upon exercise of this Warrant shall be duly authorized, validly issued and outstanding, fully paid and non-assessable.

4. SURVIVAL. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Warrant and any investigation at any time made by or on behalf of any parties hereto and the exercise, sale and purchase of this Warrant (and any other securities or property) issuable on exercise hereof.

5. REMEDIES. The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance or compliance with any of the terms of this Warrant, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

6.       OTHER MATTERS.

         6.1 Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

         6.2 Notices. Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, as follows:

                                    Fremont Gold Corporation
                                    777 Hornby Street
                                    Suite 2000
                                    Vancouver, British Columbia, Canada V6Z 1S4
                                    Attn:  Chief Financial Officer

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at the Holder's last known address as it shall appear on the books of the Company.

         6.3 Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware.

         6.4 Parties Bound and Benefitted. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and, if permitted, its assignees.

         6.5 Headings. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

7.       ARBITRATION.

         7.1 Arbitration. The parties waive their right to seek remedies in court, including any right to a jury trial. The parties agree that in the event of any dispute arising relating to this contract, such dispute shall be settled only by arbitration to be conducted only in San Francisco, California, in accordance with the rules of the Judicial Arbitration and Mediation Services ("JAMS") applying the laws of California. Any award rendered by the arbitrators shall be final and binding and any judgment may be entered upon it in any court of competent jurisdiciton.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the _____ day of June, 1997.

                                       FREMONT GOLD CORPORATION



                                       By:
                                       Edward M. Topham, Chief Financial Officer

                            FREMONT GOLD CORPORATION

                                   ASSIGNMENT


         FOR VALUE RECEIVED, and with the prior written consent of Fremont Gold Corporation, Holder hereby sells, assigns and transfers unto ______________________________ the right to purchase ________________ shares subject to the Warrant and the rights represented thereby, and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer said Warrant, or portion thereof, on the books of the Company, with full power of substitution.

Dated:

                                     Signed:

                                   Print Name:

                                SUBSCRIPTION FORM

                            FREMONT GOLD CORPORATION
                                777 HORNBY STREET
                                   SUITE 2000
                   VANCOUVER, BRITISH COLUMBIA, CANADA V62 1S4


         The undersigned hereby irrevocably subscribes for the purchase of _____________ shares of Common Stock ("Shares"), pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering the purchase of the Shares, which should be delivered to the undersigned at the address stated below, and, if such number of Shares shall not be all of the Shares purchasable hereunder, then a new Warrant of like tenor for the balance of the remaining Shares purchasable under this Warrant be delivered to the undersigned at the address stated below.



Signed:
Dated:
Address: